Exhibit 99.1

Horizon Technology Finance Announces

Monthly Distributions for April, May and June 2016

Totaling $0.345 Per Share

FARMINGTON, Conn., March 8, 2016 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today that its board of directors declared monthly cash distributions of $0.115 per share payable in each of April, May and June 2016. These monthly distributions, payable as set forth in the table below, total $0.345 per share. Including the monthly distributions declared in the first quarter of 2016, Horizon has declared $8.03 per share in cumulative distributions since its October 2010 initial public offering.

Monthly Distributions Declared in First Quarter 2016

Declared	Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
March 3, 2016	March 16, 2016	March 18, 2016	April 15, 2016	$0.115
March 3, 2016	April 18, 2016	April 20, 2016	May 16, 2016	$0.115
March 3, 2016	May 17, 2016	May 19, 2016	June 15, 2016	$0.115
			Total:	$0.345

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Horizon maintains a “Dividend Reinvestment Plan” (“DRIP”) that provides for the reinvestment of distributions on behalf of its stockholders, unless a stockholder has elected to receive distributions in cash. As a result, if Horizon declares a distribution, its stockholders who have not "opted out" of the DRIP by the distribution record date will have their distribution automatically reinvested into additional shares of Horizon’s common stock. Horizon has the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator. Newly-issued shares will be valued based upon the final closing price of Horizon’s common stock on a specified valuation date for each distribution as determined by Horizon’s board of directors. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the DRIP plan administrator, before any associated brokerage or other costs, which are borne by Horizon.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to generate current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Leon Berman
(860) 676-8653	(212) 477-8438
chris@horizontechfinance.com	lberman@igbir.com